ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20110142323-59
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/25/2011 10:15 AM
	Entity Number C2279-1999

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

EDEN ENERGY CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 shares of common stock with a par value of $0.001 and 10,000,000 Preferred shares with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

40,000,000 shares of common stock with a par value of $0.001 and 10,000,000 Preferred shares with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue one (1) share of common stock for every five (5) shares of common stock issued and outstanding immediately prior to the effective date of the share consolidation.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued. Fractional shares shall be rounded down.

7. Effective date of filing (optional): March 11, 2011 (must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] President
Signature Title
Donald Sharpe

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.209 2007
Revised 01/01/2007

NV102 - 1/26/07 C T System Online
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